Exhibit 4.2

Name of Company:

QIHOO 360 TECHNOLOGY CO. LTD.

Number:		QIHOO 360 TECHNOLOGY CO. LTD.

	Number	Class A Ordinary Share(s)
- [no. of shares] -
Class A Share(s):
- [no. of shares] -
Incorporated under the laws of the Cayman Islands

Share capital is US$500,000 divided into
(i) 378,000,000 Class A Ordinary Shares of a par value of US$0.001 each and
Issued to:		(ii) 122,000,000 Class B Ordinary Shares of a par value of US$0.001 each
[name of shareholder]

Dated

THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the day of 2011 by:
Transferred from:

DIRECTOR

TRANSFER

I		(the Transferor) for the value received

DO HEREBY transfer to		(the Transferee) the

shares standing in my name in the

undertaking called QIHOO 360 TECHNOLOGY CO. LTD.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor